Exhibit 99.1
NOG Provides Third Quarter 2024 Operational Update

MINNEAPOLIS—(BUSINESS WIRE)—Northern Oil and Gas, Inc. (NYSE: NOG) (the “Company” or “NOG”) today announced a third quarter 2024 operations update.
THIRD QUARTER HIGHLIGHTS
•Production estimated to be 121.6 – 121.8 MBoe per day
•Oil volumes estimated to have increased quarter-over-quarter to record levels despite a lower 9.5 net wells turned-in-line (“TIL”)
•Strong AFE and spud activity drove growth in D&C list to 52.2 net wells-in-process
•Repurchased 397,301 shares of common stock for $36.38 per share
•Provides hedging update
•Reiterates 2024 annual production guidance and capital expenditure guidance
THIRD QUARTER OPERATIONAL UPDATE
Production volumes in the third quarter of 2024 are estimated to have averaged 121.6 – 121.8 MBoe per day. As expected, the Company saw significantly fewer completions quarter-over-quarter, with 9.5 wells turned-in-line. The reduction in completions was offset by an increase in refrac activity and strong well performance. Oil production increased to an estimated 58.1% – 58.3% of total volumes, or approximately 70,775 – 70,925 Bbls per day, an improvement from the prior quarter despite a nearly 70% sequential quarter reduction in TILs.
Overall drilling activity remains robust on the Company’s properties and is building momentum into the fourth quarter. The Company added approximately 20.2 net wells to the D&C list during the third quarter, a 7.4% increase from the prior quarter. The D&C list of wells-in-process increased quarter-over-quarter to 52.2 net wells at quarter-end, up 11.2 from the prior quarter. As a result, the Company expects a significant increase in the cadence of TILs for the fourth quarter and remains on target for the year.
Natural gas price realizations decreased in the Williston, Permian and Appalachian Basins, driven by lower absolute benchmark prices, wider regional natural gas basis and lower NGL prices versus the second quarter. Realized prices for natural gas are estimated to be 71% - 72% of average NYMEX Henry Hub prices for the third quarter, lower than prior periods in 2024. Realized prices for oil are estimated to be at a discount of $3.44 - $3.46 per Bbl compared to average NYMEX WTI benchmark prices, a slight improvement from the prior quarter. Lease operating costs were an estimated $9.54 - $9.57 per Boe, modestly higher than the second quarter.
HEDGING UPDATE
Unrealized mark-to-market gains on derivatives for the third quarter were an estimated $208.0 – $209.0 million and realized hedge gains were an estimated $29.5 - $29.7 million. Considering the increased volatility in commodity prices, the Company has continued to add to its actively managed hedging program.
The Company continues to execute its policy of protecting its capital program by periodically entering into financial derivative instruments with counterparties to lock in future commodity prices on a portion of its expected production. NOG has added substantial hedges since mid-year 2024 and has added additional oil, natural gas and Waha, Midland-Cushing and M2 basis hedges for 2024, 2025 and 2026 periods. As of the date of this release, the Company has over 54,650 Bbl per day of oil hedged and over 195,000 MMBtu per day of natural gas hedged for the fourth quarter of 2024 through a combination of swaps and collars. Additionally, the Company has an average of over 44,300 Bbl per day of oil and 119,200 MMBtu per day of natural gas hedged for 2025 through a combination of swaps and collars.
SHAREHOLDER RETURNS

The Company paid dividends of approximately $40 million during the third quarter. In August 2024, NOG declared a $0.42 per share dividend, a 5% increase over the prior quarterly dividend, that is payable on October 31, 2024. Additionally, the Company repurchased 397,301 shares during the third quarter at an average price of $36.38. Year-to-date, the Company has repurchased 1,841,733 million shares at an average price of $37.64 for a total value of $69.3 million. Shareholder returns in the form of stock repurchases and dividends paid or declared total over $230 million year-to-date. The Company continues to plan the annual review of its dividend policy no later than the first quarter of 2025.
GUIDANCE REITERATED
The Company is reiterating its 2024 production and capital expenditure guidance, and will make any adjustments to other guidance line items in its third quarter earnings report, if warranted.
MANAGEMENT COMMENT
“We achieved significant accomplishments in the third quarter, including the seamless and on schedule closing of our Point acquisition in late September,” commented Nick O’Grady, NOG’s Chief Executive Officer. “Our oil production climbed to record levels in the third quarter, despite a material reduction in wells turned-in-line and budgeted capital expenditures. Having closed our XCL acquisition in early October, it along with Point are poised to contribute to our growing D&C list and a large slate of wells scheduled to be put onto production in the fourth quarter and beyond. We expect another step up in volumes, building strong momentum as we look toward yet another year of growth.”
ABOUT NOG
NOG is a real asset company with a primary strategy of acquiring and investing in non-operated minority working and mineral interests in the premier hydrocarbon producing basins within the contiguous United States. More information about NOG can be found at www.noginc.com.
PRELIMINARY INFORMATION

The preliminary unaudited third quarter 2024 financial and operating information and estimates included in this press release (including with respect to production, drilling and completion activity, realized prices, lease operating costs, hedge gains, capital expenditures and other matters) are based on estimates and subject to completion of NOG’s financial closing procedures and audit processes. Such information has been prepared by management solely based on currently available information. The preliminary information does not represent and is not a substitute for a comprehensive statement of financial and operating results, and NOG’s actual results may differ materially from these estimates because of final adjustments, the completion of NOG’s financial closing and audit procedures, and other developments after the date of this release.

SAFE HARBOR

This press release contains forward-looking statements regarding future events and future results that are subject to the safe harbors created under the Securities Act of 1933, as amended (the “Securities Act”), and the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements other than statements of historical facts included or referenced in this press release regarding NOG’s dividend plans and practices (including timing, amounts and relative performance), financial position, business strategy, plans and objectives for future operations, industry conditions, cash flow, and borrowings are forward-looking statements. When used in this presentation, forward-looking statements are generally accompanied by terms or phrases such as “estimate,” “project,” “predict,” “believe,” “expect,” “continue,” “anticipate,” “target,” “could,” “plan,” “intend,” “seek,” “goal,” “will,” “should,” “may” or other words and similar expressions that convey the uncertainty of future events or outcomes. Items contemplating or making assumptions about actual or potential future sales, market size, collaborations, and trends or operating results also constitute such forward-looking statements.

Forward-looking statements involve inherent risks and uncertainties, and important factors (many of which are beyond NOG’s control) that could cause actual results to differ materially from those set forth in the forward-looking statements, including the following: changes in NOG’s capitalization, changes in crude oil and natural gas prices; the pace of drilling and completions activity on NOG’s properties and properties pending acquisition; NOG’s ability to acquire additional development opportunities; the projected capital efficiency savings and other operating efficiencies and synergies resulting from NOG’s acquisition transactions; integration and benefits of property acquisitions, or the effects of such acquisitions on NOG’s cash position and levels of indebtedness; changes in NOG’s reserves estimates or the value thereof; general economic or industry conditions, nationally and/or in the communities in which NOG conducts business; changes in the interest rate environment or market dividend practices, legislation or regulatory requirements; conditions of the securities markets; NOG's ability to consummate any pending acquisition transactions; other risks and uncertainties related to the closing of pending acquisition transactions; NOG’s ability to raise or access capital; changes in accounting principles, policies or guidelines; and financial or political instability, acts of war or terrorism, and other economic, competitive, governmental, regulatory and technical factors affecting NOG’s operations, products, services and prices. Additional information concerning potential factors that could affect future plans and results is included in the section entitled “Item 1A. Risk Factors” and other sections of NOG’s most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, as updated from time to time in amendments and subsequent reports filed with the SEC, which describe factors that could cause NOG’s actual results to differ from those set forth in the forward-looking statements.

NOG has based these forward-looking statements on its current expectations and assumptions about future events. While management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory, and other risks, contingencies, and uncertainties, most of which are difficult to predict and many of which are beyond NOG’s control. You are urged not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. Except as may be required by applicable law or regulation, NOG does not undertake, and specifically disclaims, any obligation to update any forward-looking statements to reflect events or circumstances occurring after the date of such statements.
CONTACT:

Evelyn Leon Infurna
Vice President of Investor Relations
(952) 476-9800
ir@northernoil.com

Source: Northern Oil and Gas, Inc.